As filed with the Securities and Exchange Commission

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ___________________________________

                                    FORM 8-K

                                 CURRANT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 28, 1997

                             NATIONSBANK CORPORATION
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)

                                     1-6523
                            (Commission File Number)

                                   56-0906609
                        (IRS Employer Identification No.)

                          NationsBank Corporate Center
                            Charlotte, North Carolina
                    (Address of principal executive offices)

                                      28255
                                   (Zip Code)

                                 (704) 386-5000
              (Registrant's telephone number, including area code)
     ITEM 5.   OTHER EVENTS.

       On   June   28,  1997,  NationsBank  Corporation,  the  registrant   (the
"Registrant"), entered into an Agreement and Plan of Acquisition (the "Agreement") by and among Mongomery Securities ("Montgomery"), The Pyramid
Company and the Registrant pursuant to which the Registrant will acquire Montgomery (the "Acquisition"). Pursuant to the terms of the Agreement, the
Registrant will pay $1.2 billion in the Acquisition, in a combination of 70 percent cash and 30 percent unregistered shares of common stock of the Registrant. As part of the Agreement, the Registrant will create a $100 million pool for the long-term retention of key Montgomery non-partner personnel. The pool will be funded fifty percent by options to purchase shares of common stock of the Registrant and fifty percent by cash. The Acquisition, which is subject to regulatory approvals, is expected to close in the fourth quarter of 1997.

     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          The following exhibits are filed herewith:

     EXHIBIT NO.         DESCRIPTION OF EXHIBIT

     99.1 Press Release dated June 30, 1997 with respect to the Registrant's acquisition of Montgomery Securities.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONSBANK CORPORATION


                                   By:  /s/  CHARLES M. BERGER
                                      Charles M. Berger
                                      Associate General Counsel


Dated:  July 9, 1997



                                  EXHIBIT INDEX

     EXHIBIT NO.         DESCRIPTION OF EXHIBIT

                    99.1 Press Release dated June 30, 1997 with respect to the Registrant's acquisition of Montgomery Securities.